UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 19, 2018
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the 2018 Annual Meeting of Shareholders of Boston Private Financial Holdings, Inc. (the “Company”) held on April 19, 2018, Clayton G. Deutsch, Mark F. Furlong, Joseph C. Guyaux, Deborah F. Kuenstner, Gloria C. Larson, Daniel P. Nolan, Kimberly S. Stevenson, Luis Antonio Ubinas, Stephen M. Waters, and Lizabeth H. Zlatkus were elected to serve until the Company’s 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified. In addition, at the meeting, the shareholders (a) approved an advisory, non-binding, resolution on the compensation of the Company’s named executive officers as disclosed in the Company’s 2018 Proxy Statement and (b) ratified the selection of KPMG, LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

The voting results are set forth below.
(1)     Election of directors:

Director Nominee	For	Withheld	Broker Non-Votes
Clayton G. Deutsch	68,389,344	172,253	5,521.939
Mark F. Furlong	68,539,907	21,690	5,521,939
Joseph C. Guyaux	67,630,752	930,845	5,521,939
Deborah F. Kuenstner	66,460,975	2,100,622	5,521,939
Gloria C. Larson	67,594,011	967,586	5,521,939
Daniel P. Nolan	68,412,414	149,183	5,521,939
Kimberly S. Stevenson	68,390,312	171,285	5,521,939
Luis Antonio Ubinas	66,644,408	1,917,189	5,521,939
Stephen M. Waters	67,237,693	1,323,904	5,521,939
Lizabeth H. Zlatkus	67,608,927	952,670	5,521,939

(2)	Approval of an advisory, non-binding resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
55,737,691	12,588,607	235,298	5,521,940

(3)    Ratification of the selection of KPMG, LLP as the Company’s independent registered public accounting firm for fiscal 2018:

For	Against	Abstain	Broker Non-Votes
73,512,532	538,029	32,975	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ STEVEN M. GAVEN
	Name:	Steven M. Gaven
	Title:	Chief Financial Officer
Date April 23, 2018